Exhibit 11

                         MORTGAGE AND REALTY TRUST
       SCHEDULE OF NET INCOME (LOSS) PER SHARE - ASSUMING FULL DILUTION

                     FOR THE PERIODS ENDED MARCH 31, 1995


                                              Quarter            Six Months
                                               Ended               Ended
                                           ------------        -------------

BASIS:

Net (loss)                                 $(10,263,000)       $(15,717,000)
Average common shares outstanding            11,226,000          11,226,000
20% limitation on assumed repurchase          2,245,000           2,245,000

Market price at the end of the period              $.25                $.25

Options outstanding                             348,500             348,500


COMPUTATION:

Proceeds:
  Options                                       348,500             348,500
  Average exercise price                    X     $3.35         X     $3.35
                                            -----------         -----------
                                            $ 1,167,000         $ 1,167,000
                                            ===========         ===========
Adjustment of proceeds:
  Purchase of outstanding common shares
   at market value                          $   561,000         $   561,000
   Retirement of debt                           606,000             606,000
                                            -----------         -----------
                                            $ 1,167,000         $ 1,167,000
                                            ===========         ===========
Adjustment of net income (loss):
  Net (loss) before gain on sales of
   real estate                             $(10,263,000)       $(15,717,000)
  Interest reduction                             20,000              40,000
                                           ------------        ------------
      Adjusted net income (loss)           $(10,243,000)       $(15,677,000)
                                           ============        ============
Adjustment of shares outstanding:
  Average shares outstanding                 11,226,000          11,226,000
  Net shares repurchased                     (1,897,000)         (1,897,000)
                                            -----------         -----------
Adjusted shares outstanding (basis for
  computation of net income per share -
  assuming full dilution)                     9,329,000           9,329,000
                                            ===========         ===========
Fully diluted earnings per share:

  Net (loss)                                     $(1.10)            $(1.68)
                                                 ======             ======



NOTE - Primary earnings per share is based on the average number of shares outstanding during the period.

                                                                     Exhibit 11

                         MORTGAGE AND REALTY TRUST

       SCHEDULE OF NET INCOME (LOSS) PER SHARE - ASSUMING FULL DILUTION

                     FOR THE PERIODS ENDED MARCH 31, 1994


                                              Quarter            Six Months
                                               Ended                Ended
                                            ------------        ------------

BASIS:

Net (loss)                                  $(5,152,000)        $(9,808,000)
Average common shares outstanding            11,226,000          11,226,000
20% limitation on assumed repurchase          2,245,000           2,245,000

Market price at the end of the period              $.50                $.50

Options outstanding                             426,000             426,000

COMPUTATION:

Proceeds:
  Options                                       426,000             426,000
  Average exercise price                    X     $5.37         X     $5.37
                                            -----------         -----------
                                            $ 2,288,000         $ 2,288,000
                                            ===========         ===========

Adjustment of proceeds:
  Purchase of outstanding common shares
   at market value                          $ 1,123,000         $ 1,123,000
   Retirement of debt                         1,165,000           1,165,000
                                            -----------         -----------
                                            $ 2,288,000         $ 2,288,000
                                            ===========         ===========
Adjustment of net income (loss):
  Net (loss) before gain on sales of
   real estate                              $(5,152,000)        $(9,808,000)
  Interest reduction                             29,000              58,000
                                            -----------         -----------

      Adjusted net income (loss)            $(5,123,000)        $(9,750,000)
                                            ===========         ===========
Adjustment of shares outstanding:
  Average shares outstanding                 11,226,000          11,226,000
  Net shares repurchased                     (1,819,000)         (1,819,000)
                                            -----------         -----------
Adjusted shares outstanding (basis for
  computation of net income per share -
  assuming full dilution)                     9,407,000           9,407,000
                                            ===========         ===========

Fully diluted earnings per share:

  Net (loss)                                      $(.54)            $(1.04)
                                                  =====             ======



NOTE - Primary earnings per share is based on the average number of shares outstanding during the period.